EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 5, 2013, in the Registration Statement (Form 20-F) of Marine Harvest ASA for the registration of its American Depositary Shares.

/s/ Ernst & Young AS

Oslo, Norway

January 24, 2014